Exhibit 99.2

Wildcat Mining Corporation
(An Exploration Stage Company)
Balance Sheets
(Unaudited)

	August 31,	February 28,
	2011	2011

ASSETS
Current assets:
Cash and cash equivalents	$68,336	$5,037
Total current assets	68,336	5,037
Mining properties and rights	788,130	776,954
Property and equipment, net of accumulated depreciation of$ 126,587 and $118,265, respectively	53,601	61,923
Deposit for reclamation bonds	204,562	204,562
Total assets	$1,114,629	$1,048,476
LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
Accounts payable	$766,986	$718,981
Accounts payable, related party	90,000	-
Accrued liabilities	163,432	128,868
Advance royalties payable	10,280	7,392
Convertible notes payable	510,000	-
Convertible notes payable, related party	606,690	-
Notes payable	160,000	10,000
Total current liabilities	2,307,388	865,241
Long-term liabilities:
Convertible notes payable	-	210,000
Convertible notes payable, related party	-	546,690
Notes payable, long term	425,000	425,000
Asset retirement obligation	204,562	204,562
Total long-term liabilities	629,562	1,386,252
Total liabilities	2,936,950	2,251,493
Commitments and contingencies	-	-
Redeemable convertible preferred stock; 700,000 Series A shares designated, stated and liquidation value of $2.00 per share, 40,000 shares issued and outstanding	80,000	80,000
Stockholders’ deficit:
Preferred stock, $0.00 1 par value; 5,000,000 shares authorized, 4,300,000 undesignated	-	-
Common stock, $0.00 1 par value; 70,000,000 shares authorized, 36,912,542 and 33,459,715 shares issued and outstanding	36,912	33,459
Additional paid-in capital	2,449,786	2,398,899
Deficit accumulated during the development stage	(4,389,019)	(3,715,375)
Total stockholders’ deficit	(1,902,321)	(1,283,017)
Total liabilities and Stockholders’ deficit	$1,114,629	$1,048,476

See accompanying summary of accounting policies and notes to the financial statements.

Wildcat Mining Corporation
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

	For the Three Months Ended August 31,		For the Six Months Ended August 31,		For the Period from October 05, 2005 (Inception) to August 31,
	2011	2010	2011	2010	2011
Revenue	$-	$-	$-	$-	$-
Exploration expenses	71,921	257,010	163,675	522,952	1,933,183
Depreciation	3,503	10,417	8,322	20,835	101,458
Impairment	-	-	-	-	25,129
General and administrative	225,614	221,161	416,439	345,522	2,137,517
Total operating expenses	301,038	488,588	588,436	889,309	4,197,287
Operating loss	(301,038)	(488,588)	(588,436)	(889,309)	(4,197,287)
Other Income (Expenses)
Interest income	219	358	1,192	746	4,292
Interest expense	(47,407)	(20,845)	(86,400)	(26,010)	(196,024)
Total other income (expense)	(47,188)	(20,487)	(85,208)	(25,264)	(191,732)
Loss from operations	$(348,226)	$(509,075)	$(673,644)	$(914,573)	$(4,389,019)
Net loss per common share-basic and diluted	$(0.01)	$(0.03)	$(0.02)	$(0.05)
Weighted average number of common shares outstanding during the period - basic and diluted	36,912,542	17,650,000	36,344,143	16,681,522

See accompanying summary of accounting policies and notes to the financial statements.

Wildcat Mining Corporation
(An Exploration Stage Company)
Statements of Changes in Stockholders' Equity (Deficit)
For the Period from October 5, 2005 (Inception) to August 31,2011
(Unaudited)

	Common Stock		Additional Paid In Capital	Deficit Accumulated during the Exploration Stage	Total Stockholders' Equity (Deficit)
	Shares	Amount
Inception (October 5, 2005)	7,500,000	$7,500	$(6,500)	$-	$1,000
Contributed capital	-	-	38,973	-	38,973
Net loss	-	-	-	(144,258)	(144,258)
Balance - February 28,2006	7,500,000	7,500	32,473	(144,258)	(104,285)
Proceeds from the sale of common stock	7,950,000	7,950	292,050	-	300,000
Contributed capital	-	-	354,765	-	354,765
Net loss	-	-	-	(808,669)	(808,669)
Balance - February 28,2007	15,450,000	15,450	679,288	(952,927)	(258,189)
Contributed capital	-	-	491,594	-	491,594
Net loss	-	-	-	(163,424)	(163,424)
Balance - February 29,2008	15,450,000	15,450	1,170,882	(1,116,351)	69,981
Contributed capital	-	-	125,839	-	125,839
Net loss	-	-	-	(166,434)	(166,434)
Balance - February 28,2009	15,450,000	15,450	1,296,721	(1,282,785)	29,386
Contributed capital	-	-	744,442	-	744,442
Net loss	-	-	-	(969,150)	(969,150)
Balance - February 28,2010	15,450,000	15,450	2,041,163	(2,251,935)	(195,322)
Stock based compensation	2,200,000	2,200	29,945	-	32,145
Notes payable converted into common stock	15,809,715	15,809	215,284	-	231,093
Contributed capital	-	-	112,507	-	112,507
Net loss	-	-	-	(1,463,440)	(1,463,440)
Balance - February 28,2011	33,459,715	33,459	2,398,899	(3,715,375)	(1,283,017)
Proceeds from the sale of common stock	1,000,000	1,000	19,000	-	20,000
Notes payable converted into common stock	2,452,827	2,453	31,887	-	34,340
Net loss				(325,418)	(325,418)
Balance - May 31, 2011	36,912,542	36,912	2,449,786	(4,040,793)	(1,554,095)
Net loss	-	-	-	(348,226)	(348,226)
Balance-August 31,2011	36,912,542	$36,912	$2,449,786	$(4,389,019)	$(1,902,321)

See accompanying summary of accounting policies and notes to the financial statements.

Wildcat Mining Corporation
(An Exploration Stage Company)
Statements of Cash Flows
For the Six Months Ended August 31, 2011 and 2010 and For the Period from October 5, 2005 (Inception)
Through August 31, 2011
(Unaudited)

			October 5, 2005
	For the Six Months Ended August 31,		(Inception) through
	2011	2010	August 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(673,644)	$(914,573)	$(4,389,019)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	8,322	20,835	101,458
Impairment	-	-	25,129
Stock based compensation	-	32,145	32,145
Stock issued for interest	1,840	-	7,933
Changes in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	82,569	294,577	937,108
Increase in accrued liabilities, related parties	90,000	-	90,000
Net cash used in operating activities	(490,913)	(567,016)	(3,195,246)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(1,353)	(170,188)
Reclamation bonds	-	(110,120)	(204,562)
Mining rights and property	(8,288)	-	(43,288)
Net cash used in investing activities	(8,288)	(111,473)	(418,038)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	-	4,479	-
Proceeds from convertible notes	300,000	596,690	485,000
Proceeds from convertible notes - related party	92,500	-	857,500
Proceeds from notes payable	160,000	-	160,000
Payments on notes payable	(10,000)	-	(10,000)
Contributed capital	-	94,415	1,868,120
Proceeds from issuance of common stock	20,000	-	321,000
Net cash provided by financing activities	562,500	695,584	3,681,620

Net increase (decrease) in cash	63,299	17,095	68,336
Cash at beginning of period	5,037	1,171	-
Cash at end of period	$68,336	$18,266	$68,336

SUPPLEMENTAL DISCLOSURES OF CASH
FLOW INFORMATION
Cash paid during year for :
Interest	$13,813	$-	$13,813
Income Taxes	$-	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND
FINANCING ACTIVITIES:
Notes assumed for mining properties and rights	$-	$-	$450,000
Accounts payable assumed for mining properties and rights	$-	$-	$20,000
Note assumed for property and equipment	$-	$-	$10,000
Notes payable converted into common stock	$32,500	$-	$257,500
Accrued interest converted into notes payable	$-	$-	$6,690
Issuance of redeemable preferred stock for mining rights	$-	$-	$80,000
Accrued but unpaid mining properties and rights	$2,888	$1,379	$10,280
Increase in mining properties and rights and asset retirement obligations	$-	$110,120	$204,562
Contributed capital for reclamation bonds	$-	$-	$61,693

See accompanying summary of accounting policies and notes to the financial statements.

Wildcat Mining Corporation
(An Exploration Stage Company)
Notes to Financial Statements
Unaudited

NOTE 1 – BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The accompanying unaudited interim financial statements of Wildcat Mining Corporation (the “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. and should be read in conjunction with the Company’s audited financial statements and footnotes as of and for the year ended February 28, 2011.

In management's opinion, all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.  The interim results for the three and six months ended August 31, 2011 are not necessarily indicative of results to be expected for the full fiscal year.

The Company is an exploration stage mining company which has been primarily involved in organizational and capital raising actives and acquisition of mineral claims.  The Company has claims in the California Mining District, La Plata County, Colorado which are known as the Idaho Property and the May Day Property.  The Company has not generated any revenues to date and has focused its efforts on obtaining capital and the permits necessary to begin mining operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Estimates that are significant to the financial statements include those with respect to the value of stock-based compensation and transactions and management’s assessment of any impairment associated with long-lived assets.  Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents.  The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (“FDIC”).

Mineral Properties, Exploration and Development Costs

All exploration expenditures are expensed as incurred. Costs of acquisition of mineral rights and claims are capitalized upon acquisition.   Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is determined to be a commercially mineable property. The Company is in the process of obtaining required regulatory permits, the cost of which is expensed as incurred.  To determine if capitalized costs are in  excess of their recoverable amount, periodic evaluation of the carrying value of capitalized costs are based upon expected future cash flows and/or estimated salvage value in accordance with ASC 360-10-35-15, Impairment or Disposal of Long-Lived Assets. As of August 31, 2011, the Company had recorded no impairment charges related to its mining properties and rights.

Property and Equipment

Property and equipment are carried at cost, with depreciation provided on a straight-line basis over their estimated useful lives of 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized.  Property sold or retired, together with the related accumulated depreciation, is removed from the appropriate accounts and the resulting gain or loss is included in net income (loss).

Reclamation Bonds

The Company’s mining exploration and operations are subject to reclamation and remediation requirements.  Minimum standards have been established by various governmental agencies.  The Company is required to post bonds with the State of Colorado in an amount determined by the Division of Reclamation, Mining and Safety for reclamation of the Company’s mineral properties located within the state.   The liability for reclamation is classified as noncurrent based on the expected timing of expenditures and the bonds are backed by restricted cash deposits.

Asset Retirement Obligation

The Company records asset retirement obligations in accordance with ASC 410-20, Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal use of the asset. ASC 410-20 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset   The liability is typically accreted to fair value at the end of each period through charges to operating expenses; however, in instances where a reclamation bond has been posted, there is no accretion of the related liability.

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse.  The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change.  A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.  Interest and penalties associated with income taxes are included in selling, general and administrative expense.

With respect to any uncertain tax positions,  ASC 740 states that a tax benefit from an uncertain position may be recognized if it is "more likely than not" that the position is sustainable, based upon its technical merits.  The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information.  As of August 31, 2011, the Company had not recorded any tax benefits from uncertain tax positions.

Earnings Per Share Information

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS includes  the potential dilutive effect of common stock equivalents and other instruments convertible into shares of the Company’s common stock outstanding during the period using the treasury stock method for any stock options or warrants, and the ‘if converted’ method for any convertible debt or convertible preferred stock.  In periods when losses are reported, which is the case for all periods presented in these financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Fair Value of Financial Instruments

FASB ASC Topic 825 – Financial Instruments, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash, accounts payables and notes payable.  The Company believes the carrying value of cash and accounts payable approximates fair value given their short-term nature.  The Company believes the carrying value of its notes payable approximates fair value due to their secured nature and the relatively short-term to maturity.

Subsequent Events

The Company follows the guidance in FASB ASC Topic 855-10-50 – Subsequent Events for the disclosure of subsequent events and evaluates subsequent events through the date when financial statements are available to be issued.

New Accounting Pronouncements

Wildcat Mining Corporation does not expect that any recently issued accounting pronouncements will have a significant impact on the results of operations, financial position, or cash flows of the Company.

NOTE 3 – GOING CONCERN

In the course of the Company’s permitting approval and mining activities, the Company has sustained losses and expects such losses to continue unless and until the Company can obtain all necessary regulatory permits and approvals and achieve net operating revenues.  Future issuances of the Company’s equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company currently has no revenue from operations and has incurred cumulative net losses of $4,389,019 since its inception.

The Company expects to finance its operations primarily through its existing cash and future financings. However, there exists substantial doubt about the Company’s ability to continue as a going concern because it will be required to obtain additional capital in the future to continue its operations and there is no assurance that the Company will be able to obtain such capital, through equity or debt financings, or any combination thereof, whether on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet the Company’s ultimate capital needs and to support its growth. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations would be materially negatively impacted. The Company’s ability to complete additional offerings is dependent on the state of the debt and equity markets at the time of any proposed offering and such market’s reception of the Company and the offering terms. In addition, the Company’s ability to complete an offering may be dependent on the status of the Company’s business and permitting activities, which cannot be predicted.

The uncertainty about the Company’s ability to successfully resolve these factors raises substantial doubt about the Company's ability to continue as a going concern.  The financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which implies the Company will continue to meet its obligations and continue its operations for the next twelve months. Realization values may be substantially different from carrying values as shown and the Company’s financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amount and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – INVESTMENT IN MINING PROPERTIES AND RIGHTS

On February 8, 2011, James M. Clements, a director and chairman of the board of directors of the Company, conveyed his rights to all mining claims and property interests in the California Mining District of La Plata County, Colorado (such property commonly known as the “Idaho Property”) for 80,000 shares of the Company’s Series A Preferred Stock valued at its stated value, or $80,000, and the Company’s assumption of an underlying note payable in the amount of $425,000 to an unrelated party.  In addition, the Company paid the note holder $20,000 of loan modification fees and interest totaling $8,286 in March 2011, and issued a $25,000 secured convertible note which is convertible into 25,000 shares of owner’s Series A preferred stock.  The Company capitalized a total of $550,000 related to the acquisition of the rights associated with the Idaho Property.

On June 1, 2006, the Company entered into a ten year mining lease for patented mining claims and improvements for property interests in the California Mining District of La Plata County,, Colorado (such property commonly known as the “Mayday Mine”).  The mining lease will be extended beyond ten years, for an indefinite period, as long as there is continuous mining, production and/or development on the site, with no lapse in activity for more than 365 consecutive days.  The lease agreement states that no work is required at the site during the first five years, and then a minimum amount must be spent for exploration, development, mining or related operations to benefit the mining properties.  Those amounts are $15,000 during the sixth year, $20,000 during the seventh year and $30,000 for each year thereafter.

The Mayday lease also accrues royalty payments in advance of production based on a formula which is adjusted by the United States Department of Labor Consumer Price Index for All Urban Consumers.  (“CPI-U”), with the base month of June, 2006.  The accrued royalty is $10,280 and $7,392 as of August 31, 2011 and February 28, 2011, respectively.

NOTE 5 – PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at:

	Estimated
	Useful Live	August 31, 2011	February 28, 2011
Machinery and equipment	5	$156,044	$156,044
Computer equipment	3	1,354	1,354
Vehicles	5	8,000	8,000
Furniture	5	14,790	14,790
		180,188	180,188
Less: accumulated depreciation and impairment		(126,587)	(118,265)
		53,601	$61,923

Depreciation expense totaled $ 8,322 for the  six months ended  August 31, 2011.

NOTE 6 – DEBT

Related Party Convertible Notes

On May 7, 2010, the holder of a previously outstanding $100,000 secured convertible promissory note (the “November 2009 Note”) loaned an additional $100,000 to the Company and on May 21, 2010, this loan and the November 2009 Note , together with accrued interest of $6,690, were consolidated into a new note with a principal balance of $206,690 (the “May 2010 Note”).

Also during the year ended February 28, 2011, the Company issued a series of secured convertible notes totaling $340,000 to certain officers, directors and affiliates of the Company (the “2011 Notes”).

The May 2010 Note and the 2011 Notes accrue interest at 12% per annum, are secured by all of the Company’s assets and payment of principal and interest is personally guaranteed by James M. Clements, a director and shareholder in the Company, who also pledged all of his shareholdings in the Company as security under the May 2010 Note and the 2011 Notes.  At any time at the holder’s option, the May 2010 Note and the 2011 Notes were convertible, in whole or in part, into the Company’s common stock.  Additionally, in the event the Company produced 500 ounces of 99.999% pure gold and gold equivalent in any 30 consecutive day period prior to the original maturity date of May 21, 2011, the May 2010 Note and the 2011 Notes would automatically convert into shares of the Company’s common stock.

In October and November 2010, the Company issued a series of convertible promissory notes totaling $200,000 to certain officers and directors of the Company.  These notes were payable on demand, accrued interest at 12% per annum and convertible at any time at the holder’s discretion into a number of shares of the Company’s common stock equal to 42% of the then total issued and outstanding shares of the Company.  In February 2011, these notes, together with accrued interest of $5,833, were converted into 14,053,080 shares of the Company’s common stock, or a conversion rate of $0.0142 per share.

In January 2011, the Company issued a series of convertible promissory notes totaling $24,999 to certain officers and directors of the Company.  These notes were payable on demand, accrued interest at 12% per annum and convertible at any time at the holder’s discretion into a number of shares of the Company’s common stock equal to 1.75% of the then total issued and outstanding shares of the Company.  In February 2011, these notes, together with accrued interest of $210, were converted into 1,756,635 shares of the Company’s common stock, or a conversion rate of $0.0142 per share.

In February 2011, the terms of the May 2010 Note and the 2011 Notes were amended to extend the Maturity Date to May 31, 2012, and to amend the conversion feature to provide for the conversion of principal and accrued interest into shares of the Company’s Series A Preferred stock at the rate of $2.00 per share.    At August 31, 2011, the May 2010 Note and the 2011 Notes, together with accrued interest, were convertible into approximately 298,800 Series A Preferred Shares.

In March 2011, the Company issued a series of convertible promissory notes totaling $32,500 to certain officers and directors of the Company.  These notes were payable on demand and accrued interest at 12% per annum.  These notes were convertible at any time after two weeks from the date of issuance into common shares of the Company.  These notes, together with accrued interest were converted to 2,452,827 shares of stock at the end of March 2011.

On May 3, 2011, the Company issued a convertible promissory note totaling $60,000 to a director of the Company. The payment of principal and interest is personally guaranteed by James M. Clements, a director and shareholder in the Company, who has also pledged all of his shareholdings in the Company as security under the note agreement.   Principal and interest is due on May 31, 2012.  At any time at the holder’s option, the note is convertible, in whole or in part, into shares of the Company’s Series A Preferred stock at the rate of $2.00 per share.  Additionally, in the event the Company produces 500 ounces of 99.999% pure gold and gold equivalent in any 30 consecutive day period prior to May 31, 2012, the note would automatically convert into shares of the Company’s Series A Preferred stock.  At August 31, 2011, this note was convertible into approximately 30,000 Series A Preferred Shares.

Third Party Convertible Notes

During the fiscal year ended February 28, 2011, the Company issued a total of $185,000 of secured convertible promissory notes (the “June Notes”) to six investors.  The June Notes are secured by all of the Company’s assets and accrue interest at 12% per annum.  The payment of principal and interest is personally guaranteed by James M. Clements, a director and shareholder in the Company, who has also pledged all of his shareholdings in the Company as security under the June Note agreements.   Principal and interest was originally due on May 21, 2011 (the “Maturity Date”).  At any time at the holder’s option, the June Notes were convertible, in whole or in part, into the Company’s common stock.  Additionally, in the event the Company produces 500 ounces of 99.999% pure gold and gold equivalent in any 30 consecutive day period prior to the Maturity Date, the June Notes would automatically convert into shares of the Company’s common stock.

In February 2011, the terms of the June Notes were amended to extend the Maturity Date to May 31, 2012, and to amend the conversion feature to provide for the conversion of principal and accrued interest into shares of the Company’s Series A Preferred stock at the rate of $2.00 per share.    At August 31, 2011, the June Notes, together with accrued interest, were convertible into approximately 100,600 Series A Preferred Shares.

In February 2011, the Company also issued a $25,000 secured convertible promissory note to the lender and that accrues interest at 12% per annum, is secured by all of the Company’s assets, and payment of principal and interest is personally guaranteed by James M. Clements, a director and shareholder in the Company, who also pledged all of his shareholdings in the Company as security under the note.  At any time at the holder’s option, the note is convertible, in whole or in part, into the Company’s Series A Preferred Shares at a conversion rate of $2.00 per share.  Additionally, in the event the Company produces 500 ounces of 99.999% pure gold and gold equivalent in any 30 consecutive day period prior to the original Maturity Date of May 31, 2012, the note will automatically convert into Series A Preferred Shares. At August 31, 2011, this note was convertible into approximately 12,500 Series A Preferred Shares.

In May 2011, the Company issued a total of $300,000 of secured convertible promissory notes to three investors under the terms of its $1,250,000 private debt offering memorandum, dated February 11, 2011   The notes bear interest at 12% per annum, are convertible at any time at the holder’s option, in whole or in part, into Series A Preferred Stock at a conversion rate of $2.00 per share and mature on May 31, 2012. The payment of principal and interest is personally guaranteed by James M. Clements, a director and shareholder in the Company, who has also pledged all of his shareholdings in the Company as security under the note agreements.   Additionally, in the event the Company produces 500 ounces of 99.999% pure gold and gold equivalent in any 30 consecutive day period prior to the Maturity Date, the notes would automatically convert into Series A Preferred Shares.  At August 31, 2011, these notes were convertible into approximately 150,000 Series A Preferred Shares.

Third Party Notes

During the fiscal year ended February 28, 2011, the Company assumed a $425,000 promissory note of a director and officer in connection with the assignment by that director and officer of certain mineral rights and claims commonly known as the Idaho Property to the Company.   The mineral rights and claims secure the promissory note.  Upon assumption by the Company, the terms of the promissory note were modified to provide for a 7.6% annual interest rate, monthly interest payments of $2,763 beginning April 2011 and the payment of principal, together with any accrued and unpaid interest, in full on the maturity date of February 2014.  The modified terms also required the Company to make an initial payment to the lender of $8,286 in March 2011.  The Company paid the lender a total of $20,000 as consideration for the modifications to the promissory note, which was capitalized as mining properties.

In March and May of 2011 the Company issued a series of five subordinated promissory notes totaling $160,000 to three individuals.  The notes accrue interest at 12% per annum and are due and payable on November 30, 2011.  The loans are secured by a Deed of Trust on the Idaho Property.  The lien is second to that Deed of Trust dated November 29, 2006 in favor of the Old Idaho Mining Company.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company has no leases other than those described in Note 4.

Scheduled maturities of note and other debt obligations are summarized in the following table:

Fiscal year 2012	$160,000
Fiscal year 2013	1,116,690
Fiscal year 2014	425,000
Fiscal year 2015	-
Fiscal year 2016	-
Thereafter	-
Total	$1,191,690

From time to time, the Company may become involved in lawsuits and legal proceedings that arise in the ordinary course of business. The Company is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse affect on its business, financial condition, operating results, or cash flows.

Effective May 1, the Company entered into employment agreements with three officers wherein each officer would accrue a base salary of $7,500 per month, to be paid only when the Company is in production and profitable.  At August 31, 2011, the Company had accrued a total of $90,000 related to these agreements, which is classified as Accounts payable, related party in the accompanying balance sheet.

Varca Ventures, Inc. Transaction

On August 29, 2011, Varca Ventures, Inc., (“Varca”) a Nevada corporation, entered into a non-binding letter of intent (the “Letter of Intent”) to merge with the Company through an exchange of shares of common stock of the Company for shares of Varca’s common stock, par value $0.0001 per share (the “Transaction”). The Letter of Intent contemplated that at the closing of the Transaction (the “Closing”), shares of common stock of Varca would be issued to the shareholders of the Company who would surrender and transfer ownership of their shares to Varca.  The share exchange would be on a one-for-one basis. Upon Closing, all of the issued and outstanding capital stock of the Company would be owned and held by Varca. A condition to Closing was the completion of a private placement and sale of securities by the Company pursuant to which the Company would receive net proceeds of at least $750,000. Originally, the Letter of Intent contemplated that the Closing would take place no later than September 15, 2011, and that the Letter of Intent would terminate automatically upon the Closing or September 15, 2011, unless earlier terminated by mutual written agreement of the parties. However the transaction was completed on October, 7, 2011 after the original termination date.  See Note 11.

NOTE 9 – REDEEMABLE CONVERTIBLE SERIES A PREFERRED STOCK

In February, 2011, the Company amended its Articles of Incorporation to allow for the issuance of up to 5,000,000 shares of preferred stock with a par value of $0.001 per share.  Of the authorized shares of preferred stock, the Company designated 700,000 shares as Series A Preferred Stock (“Series A Preferred Stock”).

The Series A Preferred Stock has a stated and liquidation value of $2 per share and, at the election of the holder, is convertible at any time into shares of the Company’s common stock at a rate of $0.028018767 per share.  The Series A Preferred Stock will automatically convert into common shares if (i) a majority of the holders of the then outstanding Series A Preferred Stock elect to convert their shares into common stock, or (ii) on or before October 31, 2015, the Company sells common stock in a Qualified Initial Public Offering (as such term is defined in the amended Articles of Incorporation) with net proceeds to the Company (after underwriting and other expenses) of not less than $2,000,000.

The conversion rate is adjustable in certain instances, including for stock splits, stock dividends and similar capital transactions.  Additionally, the conversion rate may be changed by the Board of Directors to protect the holders of the Series A from future dilutive events, provided the number of common shares issuable does not decrease and the conversion price does not increase.

The Series A Preferred Shares are redeemable at any time after October 31, 2015, but before the closing of a Qualified Initial Public Offering, upon the receipt by the Company of a written request from holders of not less than a majority of the Series A Preferred Shares.  The Series A Redemption Price is the greater of the stated liquidation value of $2.00 per share or the fair value of the Series A Preferred Shares as determined by the Board of Directors.  If the Company does not have the funds on hand to redeem all of the Series A Preferred Shares, the redemption will be made ratably among the holders and when additional funds are available, the Company is required to use those funds to redeem any remaining Series A Preferred Shares that remain outstanding at the then effective Series A Redemption Price.

The terms of the Series A Preferred Stock also limit the ability of the Company, without the prior approval of a majority of the holders of the Series A Preferred Stock, to take certain actions.  These terms includes limits on the ability of the Company to increase or decrease the aggregate number of authorized shares of Series A Preferred Stock (other than an increase pursuant to a stock split), to authorize or issue  any other equity security having any rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock, or to create or reclassify any obligation or security convertible into or exchangeable for, or having any options rights to purchase, any such equity security.

Dividends are declarable and payable at the discretion of the Company’s Board of Directors and no dividends have been declared to date.

During February 2011, the Company issued 40,000 shares of Series A Preferred stock to James M. Clements, a director and shareholder in the Company, for, among other things, the assignment of certain mineral claims and properties.  The shares were valued at the stated liquidation value, or $80,000.  At August 31, 2011, these were the only Series A Preferred Shares outstanding.

NOTE 10 – EQUITY

On May 20, 2010, the Company’s Board of Directors approved a 15 for 1 forward stock split (the “Forward Split”) of the Company’s common stock in the form of a stock dividend.  All share and per share information has been retroactively adjusted to reflect the Forward Split.  The par value of the Company’s common stock was unchanged by the Forward Split.

On February 3, 2011, the Articles of Incorporation were amended to increase the total shares authorized to 150,000,000 shares, including 140,000,000 common shares with a par value of $0.001.

On October 6, 2011, the Company’s Board of Directors approved a 1 for 2 reverse stock split (the “Reverse Split”) of the Company’s common and preferred stock and reduced the authorized number of common and preferred shares from 140,000,000 and 10,000,000 to 70,000,000 and 5,000,000, respectively. All share and per share information has been retroactively adjusted to reflect the Reverse Split.  The par value of the Company’s common and preferred stock was unchanged by the Reverse Split.

Common stock

On October 5, 2005 (inception), the Company issued 7,500,000 shares of common stock for $1,000.

During the year ended February 28, 2007, the Company issued 7,950,000 shares of common stock for cash of $300,000.

On May 20, 2010, the Company issued 1,200,000 shares of common stock to two directors for director services valued at $17,534.

On May 20, 2010, the Company issued 1,000,000 shares to a consultant for a non-exclusive consulting and advisory services valued at $14,611.

In January 2011, and pursuant to three convertible promissory notes, $25,260 of debt and accrued interest was converted to 1,756,635 shares of common stock.

In January 2011, four notes totaling $200,000, together with accrued interest of $5,833, were converted to 14,053,080 shares of common stock.

In April 2011, the Company issued 1,000,000 shares of common stock to an officer and director for $20,000 cash.

In May 2011, three notes totaling $32,500, together with accrued interest, were converted to 2,452,827 shares of common stock.

Contributed Capital

During the year ended February 28, 2006, the Company’s existing stockholders paid certain expenses and accounts payable totaling $38,973 on behalf of the Company.  No shares were issued in exchange for this capital contribution

During the year ended February 28, 2007, the Company’s existing stockholders paid certain expenses and accounts payable totaling $354,765 on behalf of the Company.  No shares were issued in exchange for this capital contribution

During the year ended February 28, 2008, the Company’s existing stockholders paid certain expenses and accounts payable totaling $491,594 on behalf of the Company.  No shares were issued in exchange for this capital contribution.

During the year ended February 28, 2009, the Company’s existing stockholders paid certain expenses and accounts payable totaling $125,839 on behalf of the Company.  No shares were issued in exchange for this capital contribution

During the year ended February 28, 2010, the Company’s existing stockholders paid certain expenses and accounts payable totaling $744,442 on behalf of the Company.  No shares were issued in exchange for this capital contribution

During the year ended February 28, 2011, the Company’s existing stockholders paid certain expenses and accounts payable totaling $112,507 on behalf of the Company.  No shares were issued in exchange for this capital contribution.

NOTE 11 – SUBSEQUENT EVENTS

On October 5, 2011, 17 notes totaling $1,116,690, together with accrued interest, were converted to 626,919 shares of Series A Preferred stock. With the Company’s Board of Director’s approval, these 626,919 shares of Series A Preferred stock were immediately converted into 22,374,951 shares of common stock.

On October 5, 2011, James M. Clements converted the 40,000 shares of Series A Preferred stock issued to him in February 2011 (for the assignment of certain mineral claims and properties) into 1,427,620 shares of common stock.
On October 7, 2011, Company entered into a six month lease agreement for office space located in Sarasota, Florida.  The lease term commenced on October 1, 2011 and ends on March 31, 2012 and the monthly rent is $1,000.

Acquisition by Varca Ventures, Inc.

On October 7, 2011, Varca completed a share exchange transaction (the "Share Exchange") with the Company pursuant to a Share Exchange Agreement, dated as of October 7, 2011, by and among Varca, Wildcat and the shareholders of Wildcat (the "Share Exchange Agreement").  Under the terms of the Share Exchange Agreement, Varca acquired all of the issued and outstanding stock of Wildcat in exchange for 63,215,114 shares of common stock of Varca, and Wildcat became a wholly-owned subsidiary of Varca. At the closing of the Share Exchange, each issued and outstanding share of common stock of Wildcat, par value $0.001 per share, was converted into and exchanged for the right to receive one share of common stock of Varca, par value $0.0001 per share. There were no shares of preferred stock or stock options issued and outstanding by Wildcat as of the closing of the Share Exchange. Immediately prior to the Share Exchange, Varca had 13,600,000 shares of common stock issued and outstanding. Simultaneously with the closing of the Share Exchange, Varca's sole officer and director, surrendered 8,000,000 shares of Varca's common stock to Varca for cancellation. After giving effect to the Share Exchange, there are 68,815,114 issued and outstanding shares of Varca's common stock, of which the former stockholders of Wildcat own approximately 92%.  Each holder of a share of common stock of Varca is entitled to one vote per share.

In October 2011, the Company, in a Private Placement Memorandum, offered for sale to accredited investors a maximum of 4,000,000 shares of common stock (the “Post Reverse Split Shares”) at an offering price of $0.30 per share (the “Offering”). The maximum Offering amount was $1,200,000 and the minimum offering amount was $750,000.  On October 7, 2011, the Company’s Board of Director’s closed the offering with total subscriptions of $750,000 and issued 2,500,002 Post Reverse Split Shares to the Offering’s subscribers.

The Company evaluated subsequent events through November 1, 2011, the date the financial statements were available to be issued, and determined there were no other significant events to report.